UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2007
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6003 (Commission File Number)	36-1063330 (I.R.S. Employer Identification No.)
1415 West 22nd Street
Oak Brook, Illinois 60523
(Address of principal executive office)(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On December 11, 2007, Robert D. Welding, Chief Executive Officer, President and director of Federal Signal Corporation (the “Registrant”), resigned as Chief Executive Officer, President and director of the Registrant, effective immediately. Mr. Welding will remain as an employee of the Registrant through January 1, 2008, at which time he will retire.
     (c) On December 11, 2007, the Board of Directors of the Registrant appointed James E. Goodwin, 63, as the interim Chief Executive Officer and President of the Registrant, effective immediately. At the time of his appointment as interim Chief Executive Officer and President, Mr. Goodwin was an independent business consultant for in excess of five years. Mr. Goodwin served as Chairman and Chief Executive Officer of United Airlines from March 1998 through October 2001 and in other executive officer positions with United Airlines prior thereto.
Mr. Goodwin has been a director of the Registrant since 2005 and will continue to serve on the Registrant’s Board. He also serves on the board of directors of AAR Corp., a manufacturer of products for the aviation/aerospace industry and First Chicago Bank & Trust. Mr Goodwin has no familial relationships with any of the Registrant’s directors or executive officers and has no business relationships with the Registrant that are required to be disclosed under Item 404(a) of Regulation S-K.
The Board of Directors of the Registrant has set Mr. Goodwin’s annual base salary at $700,000 and has assigned him with a target annual incentive bonus opportunity equal to 95% of his annual base salary. Mr. Goodwin will not be eligible for any annual incentive bonus in 2007 and, due to his interim status, Mr. Goodwin will not be required to be employed during the entire 2008 calendar year in order to be eligible for payment of his 2008 annual incentive bonus. If Mr. Goodwin’s employment with the Registrant is for less than the entire year during 2008, Mr. Goodwin’s bonus, as and when earned, will be prorated based upon a percentage computed by dividing the number of days during 2008 that Mr. Goodwin was employed as interim Chief Executive Officer and President by 365.
Mr. Goodwin has also been granted options to purchase 50,000 shares of the Registrant’s common stock with an exercise price of $11.84, the closing price of the Registrant’s common stock as reported by the New York Stock Exchange on December 11, 2007, the date of grant, and 20,000 restricted shares of the Registrant’s common stock. These options will become fully exercisable and the restricted shares will fully vest on Mr. Goodwin’s last day as interim Chief Executive Officer and President.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) Effective December 10, 2007, the Board of Directors amended the Bylaws of the Registrant to add a new Section 2.9. The new Bylaws provision requires that at the annual meeting of stockholders, only such business as has been brought before the meeting by: (i) the board of directors, or (ii) by a stockholder who is entitled to vote at the meeting and who has complied with the procedures set forth in this Bylaws provision, will be conducted at the annual meeting of stockholders. The procedures required by this Bylaws provision are that the stockholder give notice of the business proposed to be conducted at the annual meeting not later than the close of business on the 60th day and not earlier than the close of business on the 90th day, prior to the anniversary date of the annual meeting of stockholders in the immediately preceding year. The notice must in writing, in the proper form, and received by the Registrant at its principal executive offices within the prescribed time period. The notice in order to be in the proper form must also set forth: (w) a brief description of the business proposed to be conducted and the reasons for conducting this business at the annual meeting, (x) the name and address of the stockholder and the beneficial owner, if any, proposing to conduct the business, (y) the class and number of shares of the Registrant beneficially owned by the record owner and beneficial owner, and (z) any material interest that the stockholder or beneficial owner has in the business proposed to be conducted. Any stockholder-proposed business that does not meet the requirements of this Bylaws provision will not be transacted at the annual meeting.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     3.1 Text of new Section 2.9 to the Registrant’s Bylaws as included in the Bylaws by amendment dated December 10, 2007
     99.1 Press Release, dated December 12, 2007, announcing the resignation of Robert D. Welding as Chief Executive Officer, President and director of the Registrant and the appointment of James E. Goodwin as interim Chief Executive Officer and President of the Registrant
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: December 14, 2007	By:	/s/ Paul Brown
Paul Brown
Vice President and Controller